UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2012

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2012, The Corporate Executive Board Company (the “Company”) issued a press release with respect to its earnings for the fourth quarter and year ended December 31, 2011 and provided a financial outlook for 2012. In addition, the Company announced that its Board of Directors has approved a cash dividend for the first quarter of 2012 of $0.175 per share. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Presentation slides used during the Company’s investor conference call, set for February 8, 2012, at 9:00 a.m. EST., may be accessed at http://ir.executiveboard.com/phoenix.zhtml?p=irol-eventDetails&c=113226&eventID=4709028 no later than the starting time of the conference call.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2012, the Company and Thomas L. Monahan III (the “Executive”) entered into an Executive Severance Agreement (the “Severance Agreement”). In connection with the Severance Agreement, the Company terminated the employment agreement entered into between the Company and the Executive on May 19, 2006 (the “Employment Agreement”) and replaced it with the Severance Agreement.

The Severance Agreement provides that the Executive will be entitled to receive the following compensation and benefits if the Executive’s employment is terminated by the Company without “cause” (as such term is defined in the Severance Agreement) or by the Executive for “good reason” (as such term is defined in the Severance Agreement), subject to Executive executing the Company’s standard release of claims:

•

A lump sum payment equal to 200% of the sum of (a) one year’s base salary of the Executive at the time of such termination plus (b) the Executive’s average annual incentive bonus actually paid by the Company for the two calendar years immediately preceding the year in which termination occurs;

•	Immediate vesting of all of Executive’s outstanding equity awards (other than performance-based equity awards) and all deferred compensation;

•

Immediate vesting of a pro rata amount of Executive’s performance-based equity awards based on actual performance from the commencement of the applicable performance period through the date of termination and the projected outcome at the conclusion of the applicable performance;

•	A pro rata annual incentive bonus payment for the year in which termination occurs based on actual performance; and

•	Welfare benefits for two years following the Executive’s termination at the same cost to the Executive as is charged to active employees.

The Severance Agreement provides that the Executive will be entitled to receive the following compensation and benefits if the Executive’s employment is terminated due to death or disability (as defined in the Severance Agreement):

•	A lump sum payment equal to the Executive’s prorated target annual incentive bonus for the year in which termination occurs; and

•	Vesting of all of Executive’s outstanding equity awards as set forth above in connection with a termination by the Company without “cause” or a termination by the Executive for “good reason”.

The Severance Agreement provides that in the event of a “change of control” (as such term is defined in the Severance Agreement), the Executive will be entitled to receive vesting of all of Executive’s outstanding equity awards as set forth above in connection with a termination by the Company without “cause” or a termination by the Executive for “good reason”.

Unlike the Employment Agreement, the Severance Agreement does not provide for a gross-up payment if the Executive incurs an excise tax due to the application of Section 280G of the Internal Revenue Code of 1986. Rather, the amounts received by the Executive that are contingent upon a change in control will either be (a) reduced to the extent necessary to avoid the excise tax, or (b) paid in full, whichever is better for the Executive on an after-tax basis.

The description set forth in this Current Report on Form 8-K is a summary and is therefore qualified in its entirety by the complete text of the Severance Agreement, which will be filed with the Company’s next Form 10-K filing.

Item 8.01. Other Events.

Acquisition of Valtera Corporation

On February 3, 2012, the Company completed the acquisition of one hundred percent of the stock of Valtera Corporation (“Valtera”), an Illinois corporation, for $23.5 million in cash subject to an adjustment for working capital. Valtera is a global talent management company with assets including a premier team of organizational psychologists, an innovative technology platform, an extensive list of Fortune 100 clients, and high customer satisfaction scores. The acquisition was completed pursuant to a Stock Purchase Agreement dated February 3, 2012 (the “Agreement”), by and among the Company, Valtera and the shareholders of Valtera. The Agreement to acquire Valtera is subject to post-closing adjustments for working capital and contains customary representations, warranties and covenants.

Stock Ownership Requirements for the CEO and Other Named Executive Officers

The Board of Directors approved equity holding requirements applicable to the Company’s chief executive officer (“CEO”) and other named executive officers (“NEOs”), effective January 1, 2012. The policy requires the CEO to hold 60,000 shares of the Company’s stock, to be attained within four years of the requirement taking effect or within four years of assuming the CEO position. The policy requires each NEO (other than the CEO) to hold 15,000 shares of the Company’s stock, to be attained within four years of the requirement taking effect or within four years of assuming the NEO position. For both the CEO and other NEOs, vested restricted stock units (“RSUs”), including vested shares in the Company’s Deferred Compensation Plan, will be permitted to apply toward satisfying these requirements.

Stock Ownership Requirements for Non-Employee Directors

The Board of Directors approved an increase to the existing equity holding requirements for non-employee directors from 1,000 shares of the Company’s stock to 4,000 shares of the Company’s stock, effective January 1, 2012. The policy requires each non-employee director to satisfy the requirement within four years of the requirement taking effect or within four years of joining the Board. Vested RSUs, including vested shares in the Company’s Deferred Compensation Plan, will be permitted to apply toward satisfying these requirements.

Recovery of Incentive Compensation From Named Executive Officers

The Board of Directors approved a “clawback” policy, effective January 1, 2012, that provides that in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws, the Company will seek to recover from any current or former NEO who received incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare the accounting restatement the excess amount awarded to such NEO as a result of the reporting error. The policy provides that the Board may effect such recovery by requiring a cash payment from the individual, by cancelling outstanding or deferred awards, by reducing future compensation, or by such other means as the Board determines in its discretion to be appropriate.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for fourth quarter and year ended December 31, 2011 earnings, increase in quarterly cash dividend, and 2012 guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORPORATE EXECUTIVE BOARD COMPANY (Registrant)

Date: February 7, 2012	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for fourth quarter and year ended December 31, 2011 earnings, increase in quarterly cash dividend, and 2012 guidance.